Exhibit 99.1

SolarWinds Authorizes Share Repurchase Program

AUSTIN, Texas – August 2, 2010 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software to more than 95,000 customers worldwide, today announced that its Board of Directors has authorized a share repurchase program for up to $25 million of the company’s common stock.

Share Repurchase

“This authorization reflects our continued confidence in our business,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “We expect that our strong cash position and free cash flow generation will allow us to execute this repurchase while retaining the flexibility to continue to invest in other opportunities to grow our business.”

Repurchases under the program will be made on the open market from time to time at management's discretion in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares of common stock to be purchased will depend upon market conditions and other factors. The program will be funded using the company's cash on hand and cash generated from operations. We believe that the share repurchase will be completed during the third quarter of 2010. The program may be extended, suspended or discontinued at any time without prior notice.

Forward-Looking Statements

This press release contains "forward-looking" statements relating to SolarWinds' possible or assumed future results of operations and potential growth and market opportunities. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds' failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds' pricing policies or those of its competitors; (g) the loss of the relationship with a distributor that helps fulfill most of SolarWinds' sales orders from the U.S. federal government; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K for the full year of 2009 and the Form 10-Q for the second quarter of 2010. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to more than 95,000 customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software.  SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products.  Learn more today at http://www.solarwinds.com.

SolarWinds, SolarWinds.com and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Jason Ream	Tiffany Nels
Phone: 512.682.9680	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com